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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-62989 of CDRJ Investments (Lux) S.A. of our report dated August 25, 1998 on the combined balance sheet of CDRJ Investments (Lux) S.A. as of April 28, 1998 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, NY

January 18, 1999